UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2022

ECB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-263449	88-1502079
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

419 Broadway, Everett, Massachusetts		02149
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 387-1110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On July 26, 2022, ECB Bancorp, Inc. (the “Company”), the proposed holding company for Everett Co-operative Bank (the “Bank”), issued a press release announcing that the Bank’s proposed conversion from the mutual form of organization to the stock form of organization and the Company’s related initial public offering is expected to close following the close of business on July 27, 2022.  The Company’s common stock is expected to be listed and traded on the Nasdaq Capital Market under the symbol “ECBK” beginning on July 28, 2022.  For further information, reference is made to the press release dated July 26, 2022, which is attached hereto as Exhibit 99 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

99.1 104	Press Release dated July 26, 2022 Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECB BANCORP, INC.

DATE: July 26, 2022	By: /s/ Richard J. O’Neil, Jr.
Richard J. O’Neil, Jr.
President and Chief Executive Officer